                                                                   EXHIBIT 10.13


--------------------------------------------------------------------------------

                         MANAGEMENT INCENTIVE PROGRAM


                                  THE BON.TON

                             FOR FISCAL YEAR 1995

--------------------------------------------------------------------------------

CONTENTS:                                                           PAGE
---------                                                           ----
I.   Plan Description (with Examples)                                 1

II.  Goal Setting                                                     6

III. Incentive Payouts                                                6

IV.  Individual Worksheet                                             7

V.   General Rules                                                    9

     Appendix A: Goal Weights

     Appendix B: Plan Participants (limited distribution)

     Appendix C: Weighting Criteria (limited distribution)

                                                     EFFECTIVE: January 29, 1995

I.   PLAN DESCRIPTION

A.   Objectives of the Plan
     ----------------------

     1. To attract, reward and retain key executives for their individual and combined contribution to the achievement of specific goals and objectives.

     2. To emphasize the importance of high standards of individual performance.

     3. To reinforce teamwork to achieve the overall corporate financial goals.

     4. To reward the "flexibility factor" which is required in an environment of continuing change and growth.


B.   Eligibility
     -----------

     1.   As determined by the Executive Committee.

     2.   See Appendix A

C.   Basic Principles
     ----------------

     1. The "target" bonus for each participant is expressed as a percent of base salary. Any additional compensation for benefits, perks, bonuses, travel, etc. is excluded.

          Example: 10% of $50,000 = $5,000.

     2. The actual "earned" bonus may range from 0 to 1.5 (150%) of the target bonus.

          Example: 1.5 x $5,000 = $7,500.

     3.   Earned bonuses are based on:

          (a) Company performance, defined by "earnings before interest and taxes", or EBIT.

          (b) Individual performance, based on the written goals and objectives for the current fiscal year.

          (c)  The executive's bonus opportunities are weighted by position.

               Example:  60% based on company performance (EBIT)
                         40% based on individual performance (goals and objectives).

     4. Company performance and individual performance are evaluated separately and earned payouts (bonuses) are made accordingly. Bonus payments may be rounded to a $50 increment.

     5. The participant must be rated "GOOD" or better to receive any bonus, individual or company.

     6. This incentive plan does not replace, reduce or change the basic compensation plans now in place. Salaries and merit increases based on a position and individual performance remain in effect and are unchanged from the compensation programs that apply to all other managers.

     7. Bonus payments remain at the discretion of the Chief Executive Officer. No bonuses (company or individual) may be paid if the company fails to achieve "minimum results" established by the Executive Committee or in the event of unusual circumstances that would make it impractical to make bonus payments.

D.   Measurement of Performance
     --------------------------

     1. The levels of performance required to earn various percentages of the target bonus (i.e. 40%, 50%, 75%, 100%, 125% or 150%) are established at the beginning of each fiscal year during the goal setting process. Performance below the 40% level earns no ($0) bonus.

     2.   Company Performance

          a) Based on financial plan for EBIT, as "booked" by March 1 of each fiscal year.

          b) The performance level will be evaluated each fiscal year and may be changed from year to year.

          c) Payouts to be 40%, 50%, 75%, 100%, 125% or 150%, depending on the company's EBIT performance.

               Example:

               Performance Level           Company            Percent
               (% to EBIT Plan)         Perf. Rating          Payout
               -----------------        ------------          ------
                      90                 LOW GOOD               40%

                      100                GOOD (Plan)            50%

                      105           High,GOOD/Low VERY GOOD     75%

                      110                VERY GOOD             100%

                      115              High VERY GOOD          125%

                      120                EXCELLENT             150%

3.   Individual Performance

     a) Based on the approved financial goals and personal objectives for the participant, as "booked" or provided as the financial plan by March 1 for the Spring season and by September 1 for the Fall season of each fiscal year.

     b) Payouts to be 40%, 50%, 75%, 100%, 125%, or 150%, depending on the overall (combined) performance evaluation of the participant's goals and objectives (excludes "Skills and Responsibilities" appraisal).

          Example:

             Performance Level                 Individual               Percent
          (Goals and Objectives)              Perf. Rating              Payout
          ----------------------              ------------              -------
               3.1 to 3.5                       LOW GOOD                  40%

               3.5 to 3.8            Solid or High GOOD (Plan; 3.5)       50%

               3.8 to 4.1                     Low VERY GOOD               75%

               4.1 to 4.4                       VERY GOOD                100%

               4.4 to 4.7                    High VERY GOOD              125%

               4.7 to 5.0                       EXCELLENT                150%

     c)   The Performance rating scale is as follows:

          UNSAT     FAIR      GOOD      V.GOOD         EXCELLENT
          -----     ----      ----      ------         ---------
          0-39      40-55     56-75     76-90          91-100

     d)   Evaluation of goals and objectives - Example:

          1)   Goal      Goal X       Performance =         Total Weighted
               Number    Weight         Rating                  Points
               ------    ------       ---------             -------------
                 1        10%             4.5                     0.45
                 2        15%             4.0                     0.60
                 3        15%             3.0                     0.45
                 4        15%             4.0                     0.60
                 5         5%             3.0                     0.15
                          ---                                     ----
               TOTAL      60%                                     2.25

          2)   Overall Performance Level

               a)   Total weighted individual performance = 2.25
               b)   Divided by goal weight (60%) = 3.75
               c) 3.75 = Overall performance level of Solid/High GOOD, eligible for a payout of 50%.

E.   Bonus Calculation - Example:
     -----------------

     1.   Individual Data

          Salary                             $50,000

          Target = 10% of Salary             $ 5,000

          Weightings:

          60% on Company Performance         $ 3,000

          40% on Individual Performance      $ 2,000
                                             -------

          TOTAL                              $ 5,000

     2.   Assumptions

          a) Company EBIT performance level exceeds Plan by 5% (105%); 75% bonus payout.

          b) Individual goals and objectives rated 3.75 (Solid High GOOD); 50% bonus payout.

     3.   Bonus Calculations

          a)   Company Performance:          75%    x   $3,000 = $2,250
               Individual Performance:       50%    x   $2,000 = $1,000
                                                                 ------

                    TOTAL Bonus:                                 $3,250 or
                                                                 6.5% of salary

     4.   Merit Increase

          a)   Assume overall rating points = 75, High GOOD
          b) Using "normal" merit increase guidelines, assume an increase to the base salary of $2,000 (4.0%). Increase guidelines vary each year.
          c)   New base salary:  $50,000 + $2,000 = $52,000.

II.  GOAL SETTING

A.   Company Goal
     ------------

     The company goal is based on "earnings before interest and taxes" or EBIT. The Executive Committee approves the EBIT plan for each fiscal year.

B.   Individual Goals and Objectives
     -------------------------------

     1. Individual goals and objectives are those established through the MBO (management by objectives) process. These goals are written on the company's goal-setting form and are kept on file in Human Resources.

     2. Generally, all the goals and objectives and their individual weightings used for the performance appraisal process are used for the management incentive plan.

     3. The performance rating for each goal and objective is the same for the performance appraisal and the management incentive plan.

III. INCENTIVE PAYOUTS

A.   Payouts will be in cash. All applicable taxes will be withheld.

     NOTE: For the current year and future payouts, the company reserves the option to provide payouts through the use of alternative arrangements to cash, e.g. stock options (restricted and/or incentive), stock grants (restricted and/or incentive), deferred compensation, etc.

B. Payouts will usually be distributed in April or May following the end of the fiscal year.

C.   All payouts are reviewed and approved by the Executive Committee.

D. Eligible managers may defer a portion or all of their bonus into the Deferred Compensation plan, as elected the prior year in accordance to the Deferred Compensation Plan.

                                    EXAMPLE
              INDIVIDUAL WORKSHEET FOR MANAGEMENT INCENTIVE PLAN

                               FISCAL YEAR: 1995


     Participant's Name: ________________________      Location: _______________

                  Title: ________________________    Employee #: _______________

                   SS #: ________________________

     Salary:       $50,000         Target Bonus as a % of Salary:     15%
                   -------                                            ---

     Target Bonus (Salary x Target Bonus %): $7,500
                                             ------

     INCENTIVE CRITERIA
     ------------------

     Company Performance:     25%           $1,875
                              ---           ------
     Individual Performance:  75%           $5,625
                              ---           ------

     BONUS OPPORTUNITY
     -----------------

==========================================================================================================
LEVEL OF PAYOUT  (LESS THAN) GOOD        LOW       GOOD                               HIGH     EXCELLENT
                               0%       GOOD      (PLAN)     LOW V.GOOD    V.GOOD    V.GOOD
                                         40%        50%         75%         100%      125%       150%
----------------------------------------------------------------------------------------------------------
Company Performance:           $0       $750       $938        $1,406      $1,875    $2,344     $2,813

% to EBIT Plan:                         90%        100%        105%        110%      115%       120%
----------------------------------------------------------------------------------------------------------
Individual Performance:        $0       $2,250     $2,813      $4,219      $5,625    $7,031     $8,438

Rating:                                 3.1-3.5    3.5-3.8     3.8-4.1     4.1-4.4   4.4-4.7    4.7-5.0
==========================================================================================================

INCENTIVE AWARDS EARNED

A.   OVERALL PERFORMANCE RATING:__________________

B.   SUMMARY OF INDIVIDUAL'S PERFORMANCE

     GOAL      PERFORMANCE   GOAL        TOTAL WEIGHTED
     NUMBER    RATING  X     WEIGHT(%)   = POINTS
     ------    ------        ---------     ------

     1         ______  X     _______     = ______

     2         ______  X     _______     = ______

     3         ______  X     _______     = ______

     4         ______  X     _______     = ______

     5         ______  X     _______     = ______

     6         ______  X     _______     = ______

     7         ______  X     _______     = ______

     8         ______  X     _______     = ______

  TOTALS                     _______ %     ______ PERFORMANCE LEVEL

C.   INCENTIVE AWARDS - Refer to the attached guidelines for the current year.

     1.  Company Performance

         % to EBIT Plan: _____            PERCENT OF PAYOUT: ____% BONUS: $____
     2.  Individual Performance

         Overall Performance Level: _____ PERCENT OF PAYOUT: ____% BONUS: $____

     3.  TOTAL BONUS                                               $___________

D.   APPROVALS

     Supervisor:                    _____________________________ DATE: _______

     CEO, COO, CAO:                 _____________________________ DATE: _______

     Sr. VP, Human Resourses:       _____________________________ DATE: _______

E.   EXECUTIVE SIGNATURE:           _____________________________ DATE: _______

V.   GENERAL RULES

A.   New Hires and Promotions
     ------------------------

     1. New hires and participants promoted into eligible positions during the first quarter of the current fiscal year will participate for the full year.

     2. Participants who are newly eligible during the second quarter of the current fiscal year are eligible to participate on a pro-rated basis. The pro-ration is based on the number of fiscal months the participant is eligible; the month the participant is first eligible counts as a full month as long as the participant worked the last two (2) full weeks of the month.

     3. Participants who are newly eligible during the third or fourth quarters of the fiscal year must wait until the following year to participate.


B.   Transfers
     ---------

     1.   a)   Participants who change positions (thus, the goals and objectives change) during the fiscal year are eligible for an award equal to the sum of the prorated portions of the bonuses they would have earned in each position.

          b) The portion of the bonus is based on the number of months and performance relative to the goals and the salary in each position, and the target bonus percentage applicable to each position.

     2. If the transferee is in either position for less than one full quarter, the award is based solely on the job performed for the majority of the year, subject to the approval of the participant's former supervisor (and other required approvals).

     3. The portion of the bonus for the new position is based on the number of full months in the new position. The portion of the bonus for the previous position is based on the number of months in the previous position, including the month in which the transfer is effective.

     4. When a participant transfers, the participant's supervisor must prepare a written evaluation (form provided by Human Resources) of the former goals and objectives within 30 days of the transfer. This evaluation is then sent to the Sr. Vice President, Human Resources and filed until the year-end performance appraisals are written.

C.   Resignations/ Terminations/ Demotions
     -------------------------------------

     A participant must be actively employed in an eligible position on the last day of the fiscal year and must be actively employed with the company at the time of the bonus payment to be eligible for a payout.

D.   Retirement
     ----------

     1. Participants who retire in the first or second fiscal quarters will not share in the program for the year in which they retire.

     2. Participants who retire in the third or fourth fiscal quarters will be eligible to share proportionately based on the number of months in position. The month in which the participant retires counts as a full month.

E.   Death/ Disability
     -----------------

     1. In the case of death or disability, with the consent of the Executive Committee, an award may be granted based on performance to date and pro-rated for the portion of the fiscal year that elapsed prior to the death or commencement of the disability.

     2. Disability is defined in accordance to the provisions of the company's Long-Term Disability Plan.

F.   Approvals
     ---------

     1. All individual goals and objectives, to be established between the participant and his or her supervisor, must be approved at the beginning of the year by the next level of management.

     2. All payouts of incentive awards must be approved by the Executive Committee and all decisions are final.

     3.   The Executive Committee administers this management incentive plan.

G.   Changes and Exceptions
     ----------------------

     1. Changes and exceptions to these general rules, the plan description and any other administrative guidelines related to this plan must be approved by the Chief Executive Officer.

     2. The Chief Executive Officer has the right to terminate or modify the plan, any awards made under the plan or any performance criteria at any time.

     ADDENDUM TO THE MANAGEMENT INCENTIVE PLAN - RESTRICTED STOCK PAYOUTS

DEFINITIONS:

Award - The issuance by The Bon-Ton of a bonus payout to a Manager (i) who has met certain performance criteria, or (ii) which may be discretionary.

Committee - The Compensation Committee of the Board of Directors of The Bon-Ton or any other committee which the Board may designate, provided that the Committee shall be composed of two or more "non-employee directors" (as such term is defined in Rule 16b-3 under the Securities Act).

Compensation Committee - The Compensation and Stock Option Committee of the Board of Directors of The Bon-Ton.

Executive Committee - The Executive Committee of the Board of Directors of The Bon-Ton.

MIP - The Management Incentive Plan of The Bon-Ton as amended by this Addendum.

Manager - an employee of The Bon-Ton entitled to participate in the MIP pursuant to the terms and provisions of the MIP.

Manager's Election - The election by a Manager which indicates the portion of an Award to be made in the form of Restricted Stock.

Restricted Stock - Shares of Common Stock of The Bon-Ton available to Managers through the MIP.

Securities Act - the Securities Exchange Act of 1934, as amended.


The Bon-Ton - The Bon-Ton Stores, Inc. and its subsidiaries.

RESTRICTED STOCK PAYOUT ELECTIONS

1.   ADMINISTRATION:
     --------------

     The MIP shall be administered by the Committee. The Committee may designate an Administrator, who may be an employee of The Bon-Ton or a non-employee, to perform the day-to-day administration of the MIP. The interpretation and construction by the Committee of any provision of the MIP or of any Award hereunder shall be final, binding and conclusive.

2.   ELIGIBILITY:
     -----------

     All managers may elect Awards in Restricted Stock subject to the approval of the Committee in its sole discretion.

3.   RESTRICTED STOCK POOLS:
     ----------------------

     A pool of Restricted Stock shall be established by the Committee for each Manager based on the shares elected by each Manager's Election. The Committee has established for all Awards of Restricted Stock to the original participants described in Section 4 a Base Price of $6.375 per share.

4.   MANAGER'S ELECTION:
     ------------------

     a. Each Manager shall determine what portion of such Manager's annual bonus for services performed during 1996 and thereafter shall be paid in cash or in Restricted Stock, provided that such Restricted Stock portion shall not exceed 50% of such Manager's target bonus for 1996 calculated on the basis of the Manager's base salary as of 8/4/96 multiplied by three (3). The election shall be made by the execution of such forms as may be determined by the Administrator. The election establishes the maximum pool of Restricted Stock which may be Awarded to the Manager, contingent on the Manager's continuing eligibility in the MIP.

     b. The Manager's Election may be for 100% Restricted Stock, 100% cash, or any whole number combination of the two which equals 100%. The number of shares of Restricted Stock in the Manager's pool must be a whole number of shares, determined as follows: the percentage elected shall be multiplied by the target bonus, the result shall be divided by the price per share, then rounded down to the next whole number, and then multiplied by three.

          Example:
          Salary:   $100,000            Target Bonus: 20%   ($20,000)
          Payout Basis: 50% of target   Restricted Stock Election:  75%

          Restricted Stock in the pool, assuming a share price of $6.25:

               $20,000 x 50% payout = $10,000 x 75% stock election = $7,500
               $ 7,500 / $6.25 per share = 1,200 shares
               1,200 shares x 3 years = 3,600 shares in the manager's pool

     c. The election shall apply to at least the three Awards (even if not awarded under the MIP) made subsequent to the election unless the pool of Restricted Stock elected by the Manager is exhausted prior to full payment of all Awards.


     d. The election made by the Manager is irrevocable. The original election must be completed by October 31, 1996.

     e.   New participants

          1. In the event a Manager becomes eligible to participate in the MIP after October 31, 1996 (a "New Participant"), the New Participant shall be entitled to make a Manager's Election to be effective through the 1998 plan year provided such election is made within thirty (30) days after the Manager first becomes eligible to participate.

          2. The number of shares included in the New Participant's Restricted Stock pool shall be based on the Manager's annualized target bonus for the then current fiscal year and the Base Price for such shares shall be the average closing market price of the Common Stock during the 90 calendar days immediately preceding the date the Manager became a New Participant.

          3. Any Awards of Restricted Stock shall be otherwise made in accordance with the terms of the MIP.

     f. In the events Manager's Elections are authorized to be effective following the expiration of the 1998 plan year, the Manager must exhaust all Restricted Stock in the original pool before the new election may be utilized

5.   BONUS AWARDS:
     ------------

     a. The decision to make any Awards, the amount of the Awards and the timing of Awards are at the sole discretion of the Compensation Committee and the Executive Committee of The Bon-Ton. All Awards to Officers who are considered insiders under Section 16b of the Securities Act must be approved by the Committee or the Board of Directors or the shareholders of The Bon-Ton.

     b. Each year in which an Award is granted, the Manager shall receive the proportion of Restricted Stock or cash elected, provided that the maximum number of Restricted Shares granted in any year shall be one-third (1/3) of the Manager's original Restricted Stock pool. All other earned bonus for that year shall be paid in cash (minimum cash payout = $50).

          Example:
          Award:    $12,000             Restricted Stock Election:    75%
          Restricted Stock Value:  $12,000 x 75% = $9,000

          $9,000 / $6.25 Base Price = 1,440 Shares
          Shares in Pool = 3,600        One-third shares = 1,200
          Since the shares payable (1,440) exceed the maximum payable (1,200), only the maximum shares (1,200) are Awarded.

          Stock Award = 1,200 shares of Restricted Stock; value = $7,500 Cash payout equals the remainder: $12,000 - $7,500 = $4,500.

     c. Awards which fall short of the target bonus shall be paid by reducing both the number of shares of stock granted and the cash component, each on a pro-rata basis.

     d. If at the conclusion of the third bonus payout to the Manager there are shares of Restricted Stock remaining in the Manager's pool, these shares shall be distributed in lieu of cash in any subsequent Award to the Manager. The maximum of one-third of the initial Restricted Stock pool awarded in any year shall be waived for any such subsequent distribution to the Manager.

     e. The Manager will receive all remaining Restricted Stock in the Manager's Restricted Stock pool after the end of ten (10) plan years, regardless of whether or not the Restricted Stock was Awarded to the Manager.

6.   VESTING:
     -------

     a. All Restricted Stock Awards are immediately fully vested in the Manager.

     b. Restricted Stock not Awarded shall fully vest in the Manager upon the lapse of ten (10) plan years from the date the initial pool for each Manager is established, provided the committee may accelerate the vesting of this Restricted Stock.

     c.   All Restricted Stock shall be valued at the Base Price [as provided in
          Section 3 or 4(e) (2)]to determine the number of shares of Restricted Stock in an Award.

     d. Acceleration of Vesting in the Event of the Manager's Death, Disability or Retirement - in the event of the death, disability (within the meaning of The Bon-Ton's Long-Term Disability Plan) or retirement of a Manager, the provisions of the MIP will prevail. The Committee may, after considering any recommendation of the Executive Committee with respect to the performance of such Manager and of The Bon-Ton for the portion of the then current fiscal year prior to such death, disability or retirement, accelerate vesting with respect to a pro rata portion of the Restricted Stock which would have become vested had the Manager worked the entire year. Any balance thereafter remaining in the Manager's pool shall be forfeited.

     e. Acceleration of Vesting of Restricted Stock Shares in the Event of a Change of Control - After February 1, 1997, in the event of, or upon the date set by the Committee to be an accelerated vesting date in anticipation of a Change of Control (as defined in the Company's
          Stock Option and Restricted Stock Plan), the Committee may, after considering any recommendation of the Executive Committee with respect to the performance of such Manager and of The Bon-Ton for the portion of the then current fiscal year prior to such actual or anticipated Change of Control, accelerate vesting with respect to a pro rata portion of the Restricted Stock which would have become vested had the Manager worked the entire year. Any balance thereafter remaining in the Manager's pool shall be forfeited.

7.   FORFEITURES:
     -----------

     All nonvested Restricted Stock shall be forfeited by the Manager upon the last day of the Manager's employment with The Bon-Ton except as provided under Sections 6(d) and 6(e). All nonvested Restricted Stock shall be forfeited by the Manager upon the date the Manager is no longer eligible to participate in the MIP. Restricted Stock which is forfeited may be cancelled by The Bon-Ton.

8.   TRANSFER OF RESTRICTED SHARES:
     -----------------------------

     No Restricted Stock under the MIP may be transferred, pledged or encumbered until such time as such shares become vested.

9.   AMENDMENT OF THE MIP:
     --------------------

     The Committee or the non-employee members of the Board of Directors of the Company may amend the MIP from time to time in such manner as deemed advisable. No amendment shall adversely affect any Restricted Stock in a Manager's pool without the consent of the Manager. The shareholders of The Bon-Ton Common Stock must approve the adoption of this addendum prior to the making of any Restricted Stock Awards.

10.  NO CONTINUED EMPLOYMENT:
     -----------------------

     Any Restricted Stock Award pursuant to the MIP shall not be constructed to imply or to constitute evidence of any agreement, express or implied, on the part of The Bon-Ton to retain the Manager in the employ of The Bon-Ton, and such Manager shall remain subject to discharge to the same extent as if this Plan has not been adopted.

11.  WITHHOLDING OF TAXES:
     --------------------

     a. As required by law, The Bon-Ton will include the value of Restricted Stock Awards as income and withhold appropriate taxes. The fair market value of the Restricted Stock at the date of the Award will be used unless an otherwise applicable value is stated by law.

     b. Whenever shares of Restricted Stock vest or, if sooner, whenever an Award recipient must include the Restricted Stock in income for federal income purposes, The Bon-Ton shall have the right to (a) require the recipient to remit or otherwise make available to The Bon-Ton an amount sufficient to satisfy all federal, state and/or local witholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Restricted Stock, or (b) take whatever action it deems necessary to protect interests with respect to tax liabilities, including, without limitation, redeeming a portion of any Restricted Stock otherwise deliverable pursuant to this plan with a then fair market value equal to such tax liabilities. The Bon-Ton's obligation to make any delivery or transfer of Restricted Stock shall be conditioned on the Award recipient's compliance with any witholding requirement to the Company's satisfaction.

     c. The Committee shall have the authority to establish rules with respect to The Bon-Ton's obligations in connection with the witholding requirements described above so as to insure compliance with Rule 16b-3(e) of the Securities Act. The Committee must approve the utilization of Restricted Stock for tax witholding for all Officers covered by
          Section 16b of the Securities Act.

12.  PLAN DOCUMENTS:
     --------------

     Any interpretation of the MIP, including this Addendum, are at the discretion of the Committee and are final and binding on all parties. This addendum is in effect and governs the Award of Restricted Stock pursuant to the MIP until the later of the end of The Bon-Ton's 1998 fiscal year or until a Manager's individual pool of Restricted Stock is Awarded.

13.  OTHER RIGHTS:
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     During the period from the date Restricted Stock is segregated into a
     Manager's pool until the date Restricted Stock is vested in the Manager, the Manager will be entitled with respect to the Restricted Stock in the Manager's pool to all voting rights of a holder of Common Stock of The Bon-Ton.

14.  STOCK CERTIFICATES:
     ------------------

     The stock certificate(s) evidencing Restricted Stock in each Manager's pool shall be restricted in the name of the Manager and shall bear a legend referring to the terms, conditions and restrictions applicable to such shares. The Committee shall direct The Bon-Ton to either retain physical possession or custody of or place into escrow the certificate(s) evidencing the Restricted Stock until such time as such shares are vested.

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